SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) November 30, 2001





                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)



           Delaware                      000-31989               54-1987541
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      (State or other              (Commission File No.)     (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)



                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 221826
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (703) 761-3700

Item 5.  Other Events
         -------------

         On November 30, 2001, Convera Corporation ("Convera"), in a privately negotiated transaction, purchased 4,746,221 shares of Convera common stock from the National Basketball Association in return for $11 million, or $2.31 per share.


         Convera also issued a press release on December 4, 2001 in connection with this purchase of Convera common stock. The Press Release is attached hereto as Exhibit 99.1

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                   CONVERA CORPORATION


                                   By:/s/ Patrick C. Condo
                                   --------------------------------------------
                                   Patrick C. Condo
                                   President and Chief Executive Officer



Date:  December 5, 2001

                                                                   EXHIBIT 99.1

                Convera Corporation Purchases 4,746,221 Shares of
                        Convera Common Stock from the NBA


VIENNA, Va.--(BUSINESS WIRE)--Dec. 4, 2001--Convera Corporation (Nasdaq:CNVR - news), a leading provider of information infrastructure software products that enable enterprises and government agencies to access, organize and utilize unstructured information, announced that it has entered into an agreement to purchase 4,746,221 shares of Convera common stock from the National Basketball Association in return for $11 million, or $2.31 per share.

Convera purchased the stock from the NBA in a privately negotiated transaction on November 30, 2001 in lieu of the NBA exercising its rights to register its shares under the Securities Act of 1933.

Pat Condo, president and CEO of Convera, commented "Convera's financial strength enables us to enhance shareholder value through the strategic buying of our Company's shares. This stock purchase reflects our confidence in Convera's fundamentals and future prospects."


About Convera

Convera is a leading provider of software products that access, organize and utilize enterprise data, whether text, video, audio or image files.

Convera's advanced technologies and products enable organizations to optimize the value of all their content, establishing an information infrastructure that effortlessly scales to provide large numbers of users with fast, accurate, web-enabled access to all relevant information for a broad range of business critical applications including enterprise portals, knowledge management, customer relationship management and many more.

Convera serves over 750 customers in 29 countries from its offices throughout the U.S. and Europe. For more information, contact Convera at 800/788-7758, via e-mail at info@convera.com or on the Web at www.convera.com.

This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports.

Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov.

Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements.

Convera(TM), the Convera design logo, RetrievalWare(R), and Screening Room(R) are worldwide trademarks of Convera Corporation or its wholly owned subsidiary, Convera Technologies, Inc. All other marks contained herein are trademarks of third parties.


Contact:
     Convera Corporation
     Investor Relations:
     Dan Agan, 703/761-3700
     dagan@convera.com
      or
     Media:
     John Murray, 703/761-3700
     jmurray@convera.com